                                   BYLAWS OF

                              IRON DYNAMICS, INC.


                                   ARTICLE I
                                    OFFICES

         Section 1.1. Principal Office. The principal office of the Corporation shall be at a place as may be designated by the Board of Directors.

         Section 1.2. Other Offices. The Corporation may also have other offices at such places as the Board of Directors may designate or the business of the Corporation may require from time to time.

         Section 1.3. Registered Office and Agent. The Corporation shall maintain a Registered Office and Registered Agent as required by the Indiana Business Corporation Law.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such place (either within or without the State of Indiana but which is reasonably convenient for shareholders to attend) and time (not later than the end of the sixth month following the close of the fiscal year) as may be fixed by the Board of Directors and designated in the notice or waiver of notice of the meeting. At the annual meeting, the directors for the ensuing year shall be elected and all such other business as may properly be brought before the meeting shall be transacted. The Secretary of the Corporation shall cause notice of the annual meeting to be given to each shareholder of record of the Corporation entitled to vote either by delivery to the shareholder in person or by depositing in the United States mail, postage prepaid, in an envelope addressed to the shareholder's address shown in the Corporation's current record of shareholders, a written or printed notice stating the place, day and hour of the holding of the meeting. Notices shall be delivered personally or mailed no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. If required by any provision of the Indiana Business Corporation Law or by the Articles of Incorporation of the Corporation or if required by the Board of Directors, the notice shall also state the purpose or purposes for which the meeting is called.

         Section 2.2. Special Meetings. Special meetings of the shareholders may be held at the principal office of the Corporation or at any other place which is reasonably convenient for shareholders to attend, as may be designated in the notice or waiver of notice of the meeting. Special meetings may be called in writing by the President, the Secretary or the Board of Directors. In addition, special meetings may be called by the holders of at least twenty-five percent (25%) of the outstanding shares of the Corporation entitled to vote upon the business to be transacted at the meeting, if the holders sign, date and deliver to the Corporation's Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. The Secretary of the Corporation shall cause notice of the holding of a special meeting to be given to each shareholder of record of the Corporation entitled to vote upon the business to be transacted at the meeting either by delivery to the shareholder personally or by depositing in the United States mail, postage prepaid, in an envelope addressed to the shareholder's address shown in the Corporation's current record of shareholders, a written or printed notice stating the place, day, hour, and purpose or purposes for which such meeting is called. Notices shall be delivered personally or mailed no fewer than ten (10) nor more than sixty (60) days before the date of such meeting. Only business within the purpose or purposes described in the notice of the meeting may be conducted at the meeting, unless all shareholders are present in person or action is taken by written consent pursuant to Section 2.10.

         Section 2.3. Address of Shareholder. The address of a shareholder appearing upon the Corporation's record of shareholders shall be deemed to be the latest address of the shareholder that has been furnished in writing to the Corporation by the shareholder.

         Section 2.4. Waiver of Notice. A shareholder may waive notice of any shareholder's meeting before or after the date and time specified in the notice. The waiver must be in writing and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 2.5. Quorum. At any meeting of the shareholders the holders of a majority of the outstanding shares of the Corporation entitled to vote who are present in person or represented by proxy shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set or is required to be set under the Indiana Business Corporation Law or otherwise.

         Section 2.6. Voting. Except as the Articles of Incorporation may otherwise state, at each meeting of the shareholders, every shareholder owning shares entitled to vote shall have the right to one (1) vote for each such share standing in his name on the books of the Corporation. The shareholder may vote either in person or by proxy appointed in writing signed by the shareholder or by the shareholder's duly authorized attorney-in-fact and delivered to the Secretary of the Corporation or other officer or agent authorized to tabulate votes at or before the time of the holding of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

         Only shares which are fully paid and nonassessable may be voted. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

                  (1) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

                  (2) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

                  (3) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

                  (4) two (2) or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         Section 2.7. Shareholder List. After the record date for, and more than five (5) business days before, each shareholders' meeting, the Secretary of the Corporation shall make, or cause to be made, an alphabetical list of the names of the shareholders entitled to notice of the meeting, arranged by voting group (and within each voting group by class or series of shares) and showing the address of and the number of shares held by each shareholder. The list shall be available for inspection and copying to the extent provided in the Indiana Business Corporation Law.

         Section 2.8.  Fixing of Record Date.

         For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, to demand a special meeting, or to take any other action, the Board of Directors may fix in advance a date, not more than seventy (70) days before the date of such meeting or action, as the record date for the determination of shareholders. In the absence of such a determination by the Board of Directors, the date for the determination of shareholders shall be ten (10) days before the date of the meeting or action.

         Section 2.9. Order of Business. The order of business at annual meetings and, so far as practicable, at all other meetings of shareholders shall be:

                  (a)  Proof of due notice of meeting.

                  (b)  Ascertainment of quorum.

                  (c)  Reading and disposal of any unapproved minutes.

                  (d)  Reports of officers and committees.

                  (e)  Unfinished business.

                  (f)  New business.

                  (g)  Election of Directors.

                  (h)  Adjournment.

         Section 2.10. Shareholder Action by Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all shareholders entitled to vote on the action, and the written consents delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         Section 2.11. Meetings by Telephone or Other Means of Communication. Any or all shareholders may participate in an annual or special shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                  ARTICLE III
                                   DIRECTORS

         Section 3.1. Powers of Directors; Alternates. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or these bylaws. Directors shall be elected pursuant to that certain Stock Purchase Agreement dated September 10, 1996, entered into by Steel Dynamics Holdings, Inc., the predecessor to Steel Dynamics, Inc., and Sumitomo Corporation and Sumitomo Corporation of America (AAgreement@). The parties to the Agreement may designate an alternate director to serve in any and all capacities for and in place of the director for whom that person is an alternate, in case of the absence or unavailability of the director. For purposes of these bylaws, any reference to "director" shall be deemed to include "alternate director." Action taken, in person or by consent, by any alternate director shall be conclusive of that person's authority to act for and in place of the regular director, with no distinction as to power or authority.

         Section 3.2. Number. The present number of directors of the Corporation is five (5). Directors need not be shareholders. Directors shall be elected at each annual meeting of the shareholders or at a special meeting called for that purpose. Directors shall be elected pursuant to the provisions of the Agreement.

         Section 3.3. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman (if any), or the Secretary of the Corporation, and the acceptance of the resignation, unless required by the terms thereof, shall not be necessary to make it effective. It shall be effective when the notice is delivered unless the notice specifies a later effective date.

         Section 3.4. Removal of Directors. Subject to the provisions of this Agreement, directors designated by SC and SCOA may be removed only with the consent of SC and SCOA.

         Section 3.5. Vacancies. If any vacancy occurs on the Board of Directors, either of a director or an alternate director, the vacancy shall be filled pursuant to the terms and conditions of the Agreement. The term of a director or alternate director elected to fill a vacancy expires at the end of the term for which the director's or alternate director's predecessor was elected.

         Section 3.6. Regular Meetings. A regular meeting of the Board of Directors shall be held at the place of (or reasonably near thereto) and promptly following the annual meeting of the shareholders. Other regular meetings may be held at the principal office of the Corporation or at any other place reasonably convenient for directors to attend, at such times and places as the Board of Directors may fix from time to time. No notice shall be required for regular Board meetings.

         Section 3.7. Special Meetings. Special meetings of the Board of Directors shall be held at the principal office of the Corporation or at any other place reasonably convenient for directors to attend whenever called by the President of the Corporation or by any member of the Board. At least 48 hours' notice of the meeting specifying the date, time, place, and purpose thereof shall be given to each director. Notice may be given personally, by written notice deposited in the United States mail, postage prepaid in an envelope addressed to such director, or by telephone, telegraph, teletype, or other form of wire or wireless communication. Notice of the date, time, place, and purpose of the holding of any special meeting may be waived, before or after the date and time stated in the notice, by written notice signed by any director and filed with the minutes or corporate records. A director's attendance at or participation in any meeting shall constitute a waiver of the notice of the meeting, unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 3.8. Conduct of Meetings. The President shall preside at all meetings of the Board of Directors and the Secretary of the Corporation shall act as secretary of the Board, but in their absence the directors may appoint another person to serve.

         The order of business at all meetings shall be as follows:

                  (a) Proof of due notice of the meeting, if notice is required.

                  (b)  Ascertainment of quorum.

                  (c)  Reading and disposal of any unapproved minutes.

                  (d)  Reports of officers.

                  (e)  Reports of committees.

                  (f)  Unfinished business.

                  (g)  New business.

                  (h)  Adjournment.

         Section 3.9. Quorum and Voting. A majority of the actual number of directors elected and qualified from time to time shall be necessary to constitute a quorum for the transaction of any business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is expressly required by the Indiana Business Corporation Law, the Articles of Incorporation, or another provision of these bylaws.

         Section 3.10. Assent by Director to Action Taken at a Meeting. A director who is present at a meeting of the Board of Directors or a committee of the Board at which action on any corporate matter is taken is deemed to have assented to the action taken unless:

                  (1) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting;

                  (2) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (3) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 3.11. Directors' or Committee Action by Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the Corporation's records reflecting the action taken. A written consent is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

         Section 3.12. Meetings by Telephone or Other Communications. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 3.13. Compensation. Each member of the Board of Directors shall be reimbursed for travel, food and lodging expenses or other out-of-pocket costs incident to attendance at a Board meeting or otherwise in connection with their service as a member of the Board.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. Officers. The officers of the Corporation shall consist of a President, a Vice President, a Secretary and, if desired by the Board of Directors, one or more Vice Presidents, all of whom shall be elected annually by the Board of Directors of the Corporation at the first meeting thereof immediately following the annual meeting of the shareholders; and they shall hold office, subject to removal, until their successors are elected and qualified or the office is eliminated. One person may hold more than one office.

         Section 4.2. Removal; Resignations. Any officer of the Corporation may be removed by the Board of Directors at any time with or without cause. Removal does not affect the officer's contract rights, if any, with the Corporation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. The election or appointment of an officer does not itself create contract rights.

         Section 4.3. Compensation. The compensation of the officers of the Corporation shall be fixed by, or as permitted by, the Board of Directors.

         Section 4.4. Duties. The duties of the officers shall be determined from time to time by the Board of Directors.

                                   ARTICLE V
                                 CAPITAL STOCK

         Section 5.1. Certificates for Shares. Unless the Articles of Incorporation provide otherwise, all shares of stock of the Corporation shall be represented by a certificate. The certificates shall be in such form not inconsistent with the Articles of Incorporation and the Indiana Business Corporation Law as shall be approved by the Board of Directors. At a minimum, each certificate must state on its face:

               (1) The name of the Corporation and that it is organized under the law of the State of Indiana;

               (2) The name of the person to whom issued; and

               (3) The number and class of shares and the designation of the series, if any, the certificate represents.

         Each certificate must be signed by the President and Secretary. Share certificates which have been signed (whether manually or in facsimile) by officers may be used and shall continue to be valid even though any individual whose signature appears on a certificate shall no longer be an officer of the Corporation at the time of the issue of such certificate.

         Section 5.2. Registration of Transfer. Registration of transfer of shares and issuance of a new certificate or certificates therefor shall be made only upon surrender to the Corporation and cancellation of a certificate or certificates for a like number of shares, properly endorsed for transfer, accompanied by (a) such assurance as the Corporation may require as to the genuineness and effectiveness of each necessary endorsement, (b) satisfactory evidence of compliance with all laws relating to collection of taxes, and (c) satisfactory evidence of compliance with or removal of any restriction on transfer of which the Corporation may have notice.

         Section 5.3. Registered Shareholders. As respects the Corporation, its stock record books shall be conclusive as to the ownership of its shares for all purposes and the Corporation shall not be bound to recognize adverse claims.

                                   ARTICLE VI
                                      SEAL

         The use of a corporate seal is not required.

                                  ARTICLE VII
                                  FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board.

                                  ARTICLE VIII
                                     FUNDS

         Section 8.1. Depository. The funds of the Corporation shall be deposited at such Financial institutions or determined by the Board.

         Section 8.2. Withdrawal of Funds. The funds of the Corporation may be withdrawn and disbursed by such officers as may be designated by the Board of Directors.

                                   ARTICLE IX
                                    RECORDS

Section 9.1. Records.

         (a) The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

         (b) The Corporation shall maintain appropriate accounting records.

         (c) The Corporation shall maintain a record of the shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

         (d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         (e) The Corporation shall keep a copy of the following records at its principal office:

                  (1) The Articles of Incorporation and all amendments to them currently in effect.

                  (2) The bylaws and all amendments to them currently in effect.

                  (3) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three
         (3) years.

                  (4) All written communications to shareholders generally within the past three (3) years, including any financial statements furnished for the past three (3) years as required by the Indiana Business Corporation Law.

                  (5) A list of the names and business addresses of its current directors and officers.

                  (6) Its most recent annual report delivered to the Secretary of State.

         Section 9.2. Shareholder's Right to Inspect and Copy; Limitations on Use. A shareholder may inspect and copy the Corporation's records only as permitted by the Indiana Business Corporation Law. The shareholder, the shareholder's agents and attorneys, and any other person who obtains the information may use and distribute the records and the information only for the purposes and to the extent permitted by the Indiana Business Corporation Law and shall use reasonable care to ensure that the restrictions imposed by that Law are observed.

                                   ARTICLE X
                                    REPORTS

         Section 10.1. Annual Financial Reports to Shareholders.

                  (a) On written request of any shareholder, The Corporation shall furnish the shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

                  (b) If the annual financial statements are reported upon by a public accountant, the public accountant's report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records:

                           (1) stating the person's reasonable belief whether
                  the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

                           (2) describing any respects in which the statements
                  were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         Section 10.2. Reports to Shareholders of Indemnification.

                  (a) If a corporation indemnifies or advances expenses to a director under these bylaws or otherwise, in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

                  (b) If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting.

         Section 10.3. Annual Reports to Secretary of State. The Secretary of the Corporation shall cause each annual report to the Secretary of State of Indiana to be filed as required by the Indiana Business Corporation Law.